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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                                                              JURISDICTION OF
                            NAME                               INCORPORATION
                            ----                              ---------------
Dirt Devil, Inc.(1).........................................  Ohio
Royal Appliance Receivable, Inc.(1).........................  Ohio
Royal Appliance FSC, Inc.(1)................................  U.S.V.I.
Royal Appliance International Co.(1)........................  Delaware

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(1) Company is a wholly-owned subsidiary of the Registrant.